                            RESTATED

                           BY-LAWS OF

                             AMERCO

                      A NEVADA CORPORATION


                                      Date:  As of August 27, 1996




                           ARTICLE I



SECTION 1.  Offices:
            -------

The principal office and registered office of the corporation shall be located in the State of Nevada at such locations as the Board of Directors may from time to time authorize by resolutions. The corporation may have such other offices either within or without the State of Nevada as the Board of Directors may designate or as the business of the corporation may require from time to time.

SECTION 2.  References:
            ----------

Any reference herein made to law will be deemed to refer to the law of the State of Nevada, including any applicable provisions of Chapter 78 of Title 7, Nevada Revised Statutes (or its successor), as at any given time in effect. Any reference herein made to the Articles will be deemed to refer to the applicable provision or provisions of the Articles of Incorporation of the corporation, and all amendments thereto, as at any given time on file with the office of the clerk of Washoe County, Nevada.

SECTION 3.  Shareholders of Record:
            ----------------------
The word "shareholder" as used herein shall mean one who is a holder of record of shares in the corporation.

                           ARTICLE II

                          SHAREHOLDERS



SECTION 1.  Annual Meeting:
            --------------
An annual meeting of the shareholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held, within a reasonable interval after the close of the fiscal year so that the information in the annual report is relatively timely, on a date and at a time of day and place as determined by the Board of Directors.

SECTION 2.  Special Meetings:
            ----------------

           a. Special meetings of the shareholders may be held whenever and wherever called by the Chairman of the Board, a majority of the Board of Directors, or upon the delivery of proper written request of the holders of not less than fifty percent (50%) of all the shares outstanding and entitled to vote at such meeting. The business which may be conducted at any such special meeting will be confined to the purpose stated in the notice thereof, and to such additional matters as the Chairman of such meeting may rule to be germane to such purposes.

           b. For purposes of this Section, proper written request for the call of a special meeting shall be made by a written request specifying the purposes for any special meeting requested and providing the information required by Section 5 hereof. Such written request must be delivered either in person or by registered or certified mail, return receipt requested, to the Chairman of the Board, or such other person as may be specifically authorized by law to receive such request. Within thirty (30) days after receipt of proper written request, a special meeting shall be called and notice given in the manner required by these By-Laws and the meeting shall be held at a time and place selected by the Board of Directors, but not later than ninety (90) days after receipt of such proper written request. The shareholder(s) who request a special meeting of shareholders must pay the corporation the corporation's reasonably estimated cost of preparing and mailing a notice of a meeting of shareholders before such notice is prepared and mailed.

SECTION 3.  Notice:
            ------

Notice of any meeting of the shareholders will be given by the corporation as provided by law to each shareholder entitled to vote at such meeting. Any such notice may be waived as provided by law.

SECTION 4.  Right to Vote:
            -------------

For each meeting of the shareholders, the Board of Directors will fix in advance a record date as contemplated by law, and the shares of stock and the shareholders "entitled to vote" (as that or any similar term is herein used) at any meeting of the shareholders will be determined as of the applicable record date. The Secretary (or in his or her absence an Assistant Secretary) will see to the making and production of any record of shareholders entitled to vote that is required by law. Any such entitlement may be exercised through proxy, or in such other manner as is specifically provided by law. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided by the proxy. In the event of contest, the burden of proving the validity of any undated, irrevocable, or otherwise contested proxy will rest with the person seeking to exercise the same. A telegram, cablegram, or facsimile appearing to have been transmitted by a shareholder (or by his duly authorized attorney-in-fact) may, in the discretion of the tellers, if any, be accepted as a sufficiently written and executed proxy.

SECTION 5.  Manner of Bringing Business Before the Meeting:
            ----------------------------------------------

At any annual or special meeting of shareholders only such business (including nomination as a director) shall be conducted as shall have been properly brought before the meeting. In order to be properly brought before the meeting, such business must be a proper subject for stockholder action under Nevada law and must have either been (A) specified in the written notice of the meeting (or any supplement thereto) given to shareholders on the record date for such meeting by or at the direction of the Board of Directors, (B) brought before the meeting at the direction of the Board of Directors or the Chairman of the meeting, selected as provided in Section 9 of this Article II, or (C) specified in a written notice given by or on behalf of a shareholder on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such shareholder, in accordance with the following requirements. A notice referred to in clause (C) hereof must be delivered personally to, or mailed to and received at, the principal executive office of the corporation, addressed to the attention of the Secretary, not more than ten (10) days after the date of the initial notice referred to in clause (A) hereof, in the case of business to be brought before a special meeting of shareholders, and not less than one hundred and twenty
(120) days prior to the anniversary date of the initial notice referred to in clause (A) hereof with respect to the previous year's annual meeting, in the case of business to be brought before an annual meeting of shareholders. Such notice referred to in clause (C) hereof shall set forth (i) a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, held beneficially, and represented by proxy by such person as of the record date for the meeting, if such date has been made publicly available, or as of a date not later than thirty (30) days prior to the delivery of the initial notice referred to in clause (A) hereof, if the record date has not been made publicly available, (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto, and the written consent of each such nominee to serve if elected, (v) any material interest of such shareholder in the specified business, (vi) whether or not such shareholder is a member of any partnership, limited partnership, syndicate, or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, organized in whole or in part for the purpose of acquiring, owning, or voting shares of the corporation, and (vii) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto. No business shall be brought before any meeting of the shareholders of the corporation otherwise than as provided in this Section.

Notwithstanding compliance with the foregoing provisions, the Board of Directors shall not be obligated to include information as to any shareholder nominee for director or any other shareholder proposal in any proxy statements or other communication sent to shareholders.

The Chairman of the meeting may, if the facts warrant, determine that any proposed item of business or nomination as director was not brought before the meeting in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the improper item of business or nomination shall be disregarded.

SECTION 6.  Right to Attend:
            ---------------

Except only to the extent of persons designated by the Board of Directors or the Chairman of the meeting to assist in the conduct of the meeting, and except as otherwise permitted by the Board or such Chairman, the persons entitled to attend any meeting of shareholders may be confined to (i) shareholders entitled to vote thereat and (ii) the persons upon whom proxies valid for purposes of the meeting have been conferred or their duly appointed substitutes (if the related proxies confer a power of substitution); provided, however, that the Board of Directors or the Chairman of the meeting may establish rules limiting the number of persons referred to in clause (ii) as being entitled to attend on behalf of any shareholder so as to preclude such an excessively large representation of such shareholder at the meeting as, in the judgment of the Board or such Chairman, would be unfair to other shareholders represented at the meeting or be unduly disruptive to the orderly conduct of business at such meeting (whether such representation would result from fragmentation of the aggregate number of shares held by such shareholder for the purpose of conferring proxies, from the naming of an excessively large proxy delegation by such shareholder, or from employment of any other device). A person otherwise entitled to attend any such meeting will cease to be so entitled if, in the judgment of the Chairman of the meeting, such person engages thereat in disorderly conduct impeding the proper conduct of the meeting in the interests of all shareholders as a group.

SECTION 7.  Quorum Requirements:
            -------------------

One-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If less than one-third of the outstanding shares are represented at a meeting, the majority of the shares so represented may adjourn the meeting without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called.

SECTION 8.  Tellers:
            -------

The Board of Directors, in advance of any shareholders meeting may appoint one or more tellers to act at such meeting (and any adjournment thereof), and may appoint one or more alternate tellers to serve (in the order designated) in the absence of any teller or tellers so appointed. If any person appointed as a teller or alternate teller fails to appear or to act, a substitute may be appointed by the Chairman of the meeting. The tellers (acting through a majority of them on any disputed matter) will determine the number of shares outstanding, the authenticity, validity and effect of proxies, the credentials of persons purporting to be shareholders or persons named or referred to in proxies, and the number of shares represented at the meeting in person and by proxy; they will receive and count votes, ballots, and consents and announce the results thereof; they will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, they will perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such teller need be a shareholder of the corporation. Unless otherwise provided in the Articles of Incorporation or other governing instrument, each shareholder shall be entitled to one vote for each share of stock held by him or her, and, in the event a shareholder holds a fraction of a share or a full share plus a fraction, any such fractional share shall be entitled to a proportionate fraction of one vote or such other votes, if any, as is provided in the Articles of Incorporation or other governing instrument.

SECTION 9.  Organization and Conduct of Business:
            ------------------------------------

Each shareholders meeting will be called to order and thereafter chaired by the Chairman of the Board if there then is one; or, if not, or if the Chairman of the Board is absent or so requests, then by the President; or if both the Chairman of the Board and the President are unavailable, then by such other officer of the corporation or such shareholder as may be appointed by the Board of Directors. The Secretary (or in his or her absence an Assistant Secretary) of the corporation will act as secretary of each shareholders meeting; if neither the

Secretary nor an Assistant Secretary is in attendance, the Chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary thereat. After calling a meeting to order, the Chairman thereof may require the registration of all shareholders intending to vote in person, and the filing of all proxies, with the teller or tellers, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted. The Chairman of a meeting will, among other things, have absolute authority to determine the order of business to be conducted at such meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting
(including  any  informal,  or  question  and  answer,   portions
thereof). Any informational or other informal session of shareholders conducted under the auspices of the corporation after the conclusion of or otherwise in conjunction with any formal business meeting of the shareholders will be chaired by the same person who chairs the formal meeting, and the foregoing authority on his or her part will extend to the conduct of such informal session.

SECTION 10.  Voting:
             ------

The number of shares voted on any matter submitted to the shareholders which is required to constitute their action thereon or approval thereof will be determined in accordance with applicable law, the Articles, and these By-Laws, if applicable. Voting will be by ballot on any matter as to which a ballot vote is demanded, prior to the time the voting begins, by any person entitled to vote on such matter; otherwise, a voice vote will suffice. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

SECTION 11.  Shareholder Approval or Ratification:
             ------------------------------------
The Board of Directors may submit any contract or act for approval or ratification at any duly constituted meeting of the shareholders, the notice of which either includes mention of the proposed submittal or is waived as provided by law. If any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the corporation and all of its shareholders as it would be if approved and ratified by each and every shareholder of the corporation.

SECTION 12.  Informalities and Irregularities:
             --------------------------------
All informalities or irregularities in any call or notice of a meeting, or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made at the meeting.

SECTION 13.  Action Without a Meeting:
             ------------------------

Shareholder action by written consent is prohibited.


SECTION  14.   Application  of Nevada Revised  Statutes  Sections
               --------------------------------------------------
78.378 to 78.3793, inclusive:
----------------------------

The provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes shall not apply to the exchange of shares of the corporation's Series A Common Stock, 0.25 par value, for shares of the corporation's common stock, $0.25 par value, held by Mark V. Shoen, James P. Shoen and Edward J. Shoen or to any exchange of shares of the corporation's Common Stock, $0.25 par value for shares of the corporation's Series A Common Stock, $0.25 par value held by Mark V. Shoen, James P. Shoen and Edward
J. Shoen.



                          ARTICLE III

                       BOARD OF DIRECTORS

SECTION 1.  Number and Term of Directors:
            ----------------------------

The Board of Directors shall consist of not less than 4 nor more than 8 directors, the exact number of directors to be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into four classes, designated Class I, Class II, Class III and Class IV. Subject to applicable law, each class shall consist, as nearly as may be possible, of one-fourth of the total number of directors constituting the entire Board of Directors. At the 1990 Annual Meeting of Shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, Class III directors for a three-year term, and Class IV directors for a four-year term. At each succeeding annual meeting of shareholders, commencing in 1991, successors to the class of directors whose term expires at the annual meeting shall be elected or reelected for a four-year term.

If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of shareholders.

A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

SECTION 2.  Vacancies:
            ---------

Newly created directorships resulting from an increase in the number of the directors and any vacancy on the Board of Directors shall be filled by an affirmative vote of a majority of the Board of Directors then in office. A director elected by the Board of Directors to fill a vacancy shall hold office until the next meeting of shareholders called for the election of directors and until his or her successor shall be elected and shall qualify; provided, however, that if a vacancy on the Board of Directors occurs or is filled after the date by which a shareholder, acting in accordance with Article II, Section 5(C) of these By-Laws, may present a director nomination before the next meeting of shareholders called for the election of directors, the director elected by the Board of Directors to fill such vacancy shall hold office until the next meeting of shareholders called for the election of directors at which a shareholder, acting in accordance with Article II, Section 5(C) of these By-Laws, may present a director nomination. This Section shall not apply to any vacancies in the office of any "Preferred Stock Director," as defined in section (e)(ii) of the Certificate of Designation, Preference, and Rights of Series A Preferred Stock of AMERCO dated October 14, 1993, such vacancies shall be filled pursuant to the terms of said section (e)(ii).

SECTION 3.  Regular Meetings:
            ----------------

After the adjournment of the annual meeting of the shareholders of the corporation, the newly elected Directors shall meet for the purpose of organization, the election of officers, and the transaction of such other business as may come before said meeting. No notice shall be required for such meeting. The meeting may be held within or without the State of Nevada. Regular meetings, other than the annual ones, may be held at regular intervals at such times and places as the Board of Directors may provide.

SECTION 4.  Special Meetings:
            ----------------

Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or by any three (3) members of the Board giving written notice thereof to the Chairman of the Board, or said special meeting may be called without notice by unanimous consent of all the members by the presence of all the members of said board at any such meeting. The special meetings of the Board of Directors may be held within or without the State of Nevada.

SECTION 5.  Notice:
            ------

No notice need be given of regular meetings of the Board of Directors. Notice of the time and place (but not necessarily the purpose or all of the purposes) of any special meeting will be given to each director in person or by telephone, or via mail or telegram addressed in the manner then appearing on the corporation's records. Notice to any director of any such special meeting will be deemed given sufficiently in advance when
(i), if given by mail, the same is deposited in the United States mail at least four days before the meeting date, with postage thereon prepaid, (ii) if given by telegram, the same is delivered to the telegraph office for fast transmittal at least 48 hours prior to the convening of the meeting, (iii) if given by facsimile transmission, the same is received by the director or an adult member of his or her office staff or household, at least 24 hours prior to the convening of the meeting, or (iv) if personally delivered or given by telephone, the same is handed, or the substance thereof is communicated over the telephone, to the director or to an adult member of his or her office staff or household, at least 24 hours prior to the convening of the meeting. Any such notice may be waived as provided by law. No call  or  notice of a meeting of directors will be  necessary  if each of them waives the same in writing or by attendance. Any meeting, once properly called and noticed (or as to which call and notice have been waived as aforesaid) and at which a quorum is formed, may be adjourned to another time and place by a majority of those in attendance.

SECTION 6.  Quorum:
            ------

A majority of the Board of Directors shall constitute a quorum for the transaction of business, except where otherwise provided by law or by these By-Laws, but if at any meeting of the Board less than a quorum is present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained.

SECTION 7.  Action by Telephone or Consent:
            ------------------------------

Any meeting of the Board or any committee thereof may be held by conference telephone or similar communications equipment as permitted by law in which case any required notice of such meeting may generally describe the arrangements (rather than the place) for the holding thereof, and all other provisions herein contained or referred to will apply to such meeting as though it were physically held at a single place. Action may also be taken by the Board or any committee thereof without a meeting if the members thereof consent in writing thereto as contemplated by law.

SECTION 8.  Order of Business:
            -----------------
The Board of Directors may, from time to time, determine the order of business at their meeting. The usual order of business at such meetings shall be as follows:

               1st  Roll Call; a quorum being present.

               2nd. Reading of minutes of the preceding  meeting
                    and action thereon.

               3rd. Consideration of communications of the Board
                    of Directors.

               4th. Reports of officials and committees.

               5th. Unfinished business.

               6th. Miscellaneous business.

               7th. New business.

               8th. Adjournment.

SECTION 9.  Voting:
            ------

Any matter submitted to a vote of the directors will be resolved by a majority of the votes cast thereon. If during the course of any annual, regular or special meeting of the Board of Directors, at which all the members of said board are present and vote, there is a vote taken and the vote is evenly divided between equal numbers of directors, then, and only then, the Chairman of the Board of Directors shall break the deadlock by casting a second and deciding vote. This power may be exercised by the Chairman of the Board as to any and every issue that properly comes to the board for a vote, including, but not limited to the election of officers.



                           ARTICLE IV

                       POWER OF DIRECTORS

SECTION 1.  Generally:
            ---------

The Government in control of the corporation shall be vested in the Board of Directors.

SECTION 2.  Special Powers:
            --------------

The Board of Directors shall have, in addition to its other powers, the express right to exercise the following powers:

          1. To purchase, lease, and acquire, in any lawful manner any and all real or personal property including franchises, stocks, bonds and debentures of other companies, business and goodwill, patents, trademarks in contracts, and interests thereunder, and other rights and properties which in their judgment may beneficial for the purpose of this corporation, and to issue shares of stock of this corporation in payment of such property, and in payment for services rendered to this corporation when they deem it advisable.

          2.    To  fix and determine and to vary, from  time  to
          time, the amount or amounts to be set aside or retained
          as   reserve  funds  or  as  working  capital  of  this
          corporation.

          3. To issue notes and other obligations or evidence of the debt of this corporation, and to secure the same, if deemed advisable, and endorse and guarantee the notes, bonds, stocks, and other obligations of other corporations with or without compensation for so doing, and from time to time to sell, assign, transfer or otherwise dispose of any of the property of this corporation, subject, however, to the laws of the State of Nevada, governing the disposition of the entire assets and business of the corporation as a going concern.

          4. To declare and pay dividends, both in the form of money and stock, but only from the surplus or from the net profit arising from the business of this corporation, after deducting therefrom the amounts, at the time when any dividend is declared which shall have been set aside by the Directors as a reserve fund or as a working fund.

          5. To adopt, modify and amend the By-Laws of this corporation.

          6. To periodically determine by Resolution of the Board the amount of compensation to be paid to members of the Board of Directors in accordance with Article 6, Section B, Sub-section viii of the Articles of Incorporation.

                           ARTICLE V

SECTION 1.  Committees:
            ----------

From time to time the Board of Directors, by affirmative vote of a majority of the whole Board may appoint any committee or committees  for  any purpose or purposes, and such  committee  or committees shall have and may exercise such powers as shall be conferred or authorized by the resolution of appointment. Provided, however, that such committee or committees shall at no time have more power than that authorized by law.



                           ARTICLE VI

                            OFFICERS

SECTION 1.  Officers:
            --------

The officers of the corporation shall consist of the Chairman of the Board, a President, one or more Vice-Presidents, Secretary, Assistant Secretaries, Treasurer, Assistant Treasurer, a resident agent and such other officers as shall from time to time be provided for by the Board of Directors. Such officers shall be elected by ballot or unanimous acclamation at the meeting of the Board of Directors after the annual election of Directors. In order to hold any election there must be quorum present, and any officer receiving a majority vote shall be declared elected and shall hold office for one year and until his or her respective successor shall have been duly elected and qualified; provided, however, that all officers, agents and employees of the corporation shall be subject to removal from office pre-emptorily by vote of the Board of Directors at any meeting.

SECTION 2.  Powers and Duties of Chairman of the Board:
            ------------------------------------------

The Chairman of the Board of Directors will serve as a general executive officer, but not necessarily as a full-time employee, of the corporation. He or she shall preside at all meetings of the shareholders and of the Board of Directors, shall have the powers and duties set forth in these By-Laws, and shall do and perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 3.  Powers and Duties of President:
            ------------------------------

The President shall at all times be subject to the control of the Board of Directors. He shall have general charge of the affairs of the corporation. He shall supervise over and direct all officers and employees of the corporation and see that their duties are properly performed. The President, in conjunction with the Secretary, shall sign and execute all contracts, notes, mortgages, and all other obligations in the name of the corporation, and with the Secretary or Assistant Secretary shall sign all certificates of the shares of the capital stock of the corporation.

The President shall each year present an annual report of the preceding year's business to the Board of Directors at a meeting to be held immediately preceding the annual meeting of the shareholders, which report shall be read at the annual meeting of the shareholders. The President shall do and perform such other duties as from time to time may be assigned by the Board of Directors to him.

Notwithstanding any provision to the contrary contained in the By-Laws of the corporation, the Board may at any time and from time to time direct the manner in which any person or persons by whom any particular contract, document, note or instrument in writing of the corporation may or shall be signed by and may authorize any officer or officers of the corporation to sign such contracts, documents, notes or instruments.

SECTION 4.  Powers and Duties of Vice-President:
            ------------------------------------

The Vice-President shall have such powers and perform such duties as may be assigned to him by the Board of Directors of the corporation and in the absence or inability of the President, the Vice-President shall perform the duties of the President.

SECTION  5.   Powers  and Duties of the Secretary  and  Assistant
              ---------------------------------------------------
Secretary:
---------

The Secretary of said corporation shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders, and also when requested by a committee, the minutes of such committee, in books provided for the purpose. He shall attend to the giving and serving of notice of the corporation. It shall be the duty of the Secretary to sign with the President, in the name of the corporation, all contracts, notes, mortgages, and other instruments and other obligations authorized by the Board of Directors, and when so ordered by the Board of Directors, he shall affix the Seal of corporation thereto. The Secretary shall have charge of all books, documents, and papers properly belonging to his office, and of such other books and papers as the Board of Directors may direct. In the absence or inability of the Secretary, the Assistant Secretary shall perform the duties of the Secretary.

Execution of Instruments:
------------------------

In addition to the provisions of any previous By-Laws respecting the execution of instruments of the corporation, the Board of Directors may from time to time direct the manner in which any officer or officers or by whom any particular deed, transfer, assignment, contract, obligation, certificate, promissory note, guarantee and other instrument or instruments may be signed on behalf of the corporation and any acts of the Board of Directors subsequent to the 1st day of

December, 1978 in accordance with the provision of this By-Law are hereby adopted, ratified and confirmed as actions binding upon and enforceable against the corporation.

SECTION   6.   Powers  and  Duties  of  Treasurer  and  Assistant
               --------------------------------------------------
Treasurer:
---------

The Treasurer shall have the care and custody of all funds and securities of the corporation, and deposit the same in the name of the corporation in such bank or banks or other depository as the Directors may select. He shall sign checks, drafts, notices, and orders for the payment of money, and he shall pay out and dispose of the same under the direction of the Board of
Directors, but checks may be signed as directed by the Board by resolution. The Treasurer shall generally perform the duties of and act as the financial agent for the corporation for the receipts and disbursements of its funds. He shall give such bond for the faithful performance of his duties as the Board of Directors may determine. The office of the Treasurer of said corporation may be held by the same person holding the President, Vice-President or Secretary's office, provided the Board of Directors indicates the combination of these offices. In the absence or inability of the Treasurer, the Assistant Treasurer shall perform the duties of the Treasurer.

SECTION 7.  Indemnification:
            ---------------

The corporation shall indemnify, to the fullest extent authorized or permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), any person made, or threatened to be made, a defendant or witness to any threatened, pending or completed action, suit, or proceeding (whether civil, criminal, administrative, investigative or otherwise) by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the corporation or by reason of the fact that such director or officer, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. Nothing contained herein shall diminish any rights to indemnification to which employees or agents other than directors or officers may be entitled by law, and the corporation may indemnify such employees and agents to the fullest extent and in the manner permitted by law. The rights to indemnification set forth in this Article VI, Section 7 shall not be exclusive of any other rights to which any person may be entitled under any statute, provision of the Articles of Incorporation, bylaw, agreement, contract, vote of shareholders or disinterested directors, or otherwise.

In furtherance and not in limitation of the powers conferred by statute:

          1. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving in any capacity, at the request of the corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability or expense under the provisions of law; and

          2. The corporation may create a trust fund, grant a security interest or lien on any assets of the corporation and/or use other means (including, without limitation, letters of credit, guaranties, surety bonds and/or other similar arrangements), and enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.



                          ARTICLE VII

              STOCK AND CERTIFICATES AND TRANSFERS

SECTION 1.  Stock and Certificates and Transfers:
            ------------------------------------

All certificates for the shares of the capital stock of the corporation shall be signed by the President or Vice-President, and Secretary or Assistant Secretary. Each certificate shall show upon its face that the corporation is organized under the laws of Nevada, the number and par value, if any, of each share represented by it, and the name of the person owning the shares represented thereby, with the number of each share and the date of issue. The transfer of any share or shares of stock in the corporation may be made by surrender of the certificate issued therefor, and the written assignment thereof by the owner or his duly authorized Attorney in Fact. Upon such surrender and assignment, a new certificate shall be issued to the Assignee as he may be entitled, but without such surrender and assignment no transfer of stock shall be recognized by the corporation. The Board of Directors shall have the power concerning the issue, transfer and registration of certificates for agents and registrars of transfer, and may require all stock certificates to bear signatures of either or both. The stock transfer books shall be closed ten days before each meeting of the shareholders and during such period no stock shall be transferred.

SECTION  2.   Right of First Refusal on Its  Common Stock,  $0.25
              ---------------------------------------------------
par value:
---------


          a. In case any holder of shares of the corporation's common stock, $0.25 par value, and Series A Common Stock, $0.25 par value (collectively, the "Common Stock") shall wish to make any sale, transfer or other disposition of all or any part of the Common Stock held by him, he shall first notify the Secretary of the corporation in writing designating the number of shares of Common Stock which he desires to dispose of, the name(s) of the person(s) to whom such shares are to be disposed of, and the bona fide cash price at which such shares are to be disposed of. The right of first refusal set forth in this paragraph shall not apply to shares of the Corporation's Series B Common Stock.


          b. The corporation shall have a period of 30 calendar days following the date of its receipt of such notice to determine whether it wishes to purchase such shares at the price stated therein. Such determination shall be made by the corporation by its delivery to such holder of a written acceptance of such offer within such 30-day period. Such written acceptance shall specify the date (to be not later than the tenth calendar day following the date on which such 30-day period expired), time and place at which such holder shall deliver to the corporation the certificate(s) for the shares of Common Stock to be so sold against the delivery by the corporation of a certified or bank cashier's check in the amount of the purchase price therefor.


          c. If the corporation shall not so accept such offer within such 30-day period, then such holder shall be entitled, for a period of 90 days commencing on the first day after the date on which such 30-day period expires, to dispose of all or any part of the shares of Common Stock designated in such notice to the corporation at the price set forth therein to the prospective named transferee(s) and such transferee(s) shall be entitled to have such shares transferred upon the books of the corporation upon its acquisition thereof at such price. If such holder shall not dispose of all or any part of such shares within such 90-day period (or, in the event of a sale of part thereof, the shares remaining untransferred), such shares shall continue to be subject in all respects to the provision of this Article VII, Sec. 2.

          d. All certificates for shares of Common Stock shall, so long as the provisions of this Article VII, Sec. 2 shall be in effect, bear the following legend:

               "The transfer of the shares represented by this certificate is subject to a right of first refusal by the corporation as provided in its By-Laws, and no transfer of this certificate or the shares represented hereby shall be valid or effective unless and until such provision of the By-Laws shall have been met. A copy of the By-Laws of the corporation is available for inspection at the principal office of the corporation."


          e. The provisions of this Article VII, Sec. 2 may be terminated or modified at any time by the affirmative vote of not less than a majority of the then number of directors of the corporation. Each holder of shares of Common Stock shall be notified of any such termination and shall have the right to exchange his outstanding certificate for such shares for a certificate without the aforesaid legend.


          f. The provisions of this Article VII, Sec. 2 may be extended to other classes or series of the corporation's stock prior to the issuance thereof upon the affirmative vote of not less than a majority of the then number of directors of the corporation.


          g. The provisions of Section 2 of Article VII shall not apply to shares of the corporation's Common Stock
          (i) sold, transferred, or otherwise disposed of by the Trust under the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan, (ii) sold in a bona fide underwritten public offering or in a bona fide public distribution pursuant to Rule 144 under the Securities Act of 1933 (provided however that if such public distribution is pursuant to Rule 144(k) then, notwithstanding the provisions of Rule 144(k), such distribution shall comply with the "manner of sale"
          requirements of Rule 144(f) and (g)), or (iii) sold, transferred, or otherwise disposed of by a member of
          the  public  who  acquired  such  Common  Stock  in   a
          transaction permitted by this Paragraph g.

SECTION 3.  Lost Certificates:
            -----------------

In the event of the loss, theft or destruction of any certificate representing shares of stock of this corporation, the corporation may issue (or, in the case of any such stock as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or register to countersign, register and issue) a replacement certificate in lieu of that alleged to be lost, stolen or destroyed, and cause the same to be delivered to the owner of the stock represented thereby, provided that the owner shall have submitted such evidence showing the circumstances of the alleged loss, theft or destruction, and his or her ownership of the certificate as the corporation considers satisfactory, together with any other facts which the corporation considers pertinent, and further provided that an indemnity agreement and/or indemnity bond shall have been provided in form and amount satisfactory to the corporation and to its transfer agents and/or registrars, if applicable.




                          ARTICLE VIII

                          FISCAL YEAR

SECTION 1.  Fiscal Year:
            -----------

           The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.




                           ARTICLE IX

                      AMENDMENT OF BY-LAWS

SECTION 1.  Amendment of By-Laws by the Board of Directors:
            -----------------------------------------------

The By-Laws may be amended by a majority vote of the Board of Directors of this corporation at any meeting of the Board of Directors.

SECTION 2.  Shareholder Amendment of By-Laws:
            --------------------------------

The By-Laws may be amended by an affirmative vote of shares possessing two-thirds or more of the votes that are generally (not just as the result of the occurrence of a contingency) entitled to vote for the election of the members of the Board of Directors of this corporation. Such vote must be by ballot at a duly constituted meeting of the shareholders, the notice of which meeting must include the proposed amendment.

                          CERTIFICATE


           I, Gary V. Klinefelter, Secretary of AMERCO, a Nevada corporation, do hereby certify that the foregoing is a true and correct copy of the corporation's Restated By-Laws, and that such Restated By-Laws are in full force and effect as of the date hereof.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the corporation this 27th day of August, 1996.


                              /S/ GARY V. KLINEFELTER
                              ___________________________________
                               Gary V. Klinefelter, Secretary